EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 13a-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Simon Worldwide, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company, certifies, pursuant to Section 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C Section 1350, that, to the best of the officer’s knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2013	/s/ Greg Mays
Greg Mays
Chief Executive Officer

/s/ Anthony Espiritu
Anthony Espiritu
Principal Financial Officer